Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2020

•Revenue: $639 million for the fourth quarter and $2.52 billion for the year (11% organic growth)
•EBITDA Margin: 9.3% for the fourth quarter and 9.1% for the year
•Diluted EPS: $0.79 for the fourth quarter and $2.97 for the year
•Adjusted Diluted EPS: $0.89 for the fourth quarter and $3.36 for the year
•Book-to-Bill Ratio: 0.9 for the fourth quarter and 1.5 for the year
•Cash Flow from Operations: $247 million for the year (2.1 times Net Income)
•Raises quarterly cash dividend from $0.32 by 19% to $0.38 per share

HERNDON, Va., February 17, 2021 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and full fiscal year 2020, which ended December 31, 2020.

"Our fourth and fiscal year 2020 results exceeded expectations and demonstrate the continued resiliency and strength of our business. Despite our nation and our communities facing unprecedented challenges in 2020, ManTech's women and men kept focus on the success of our customers and their critical missions. As we look forward, ManTech's exceptional people, innovative and differentiated solutions, financial strength combined with our strategic focus position us well to drive long-term value creation for all of our stakeholders: customers, employees and shareholders," said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips.

Summary Operating Results

	Three Months Ended December 31,		Year Ended December 31,
(In Millions Except Per Share Amounts)	2020	2019	2020	2019
Revenue	$638.8	$604.4	$2,518.4	$2,222.6
Operating Income	$40.2	$38.1	$158.0	$138.3
Net Income	$32.2	$40.6	$120.5	$113.9
Diluted EPS	$0.79	$1.00	$2.97	$2.83

Non-GAAP Financial Measures*
EBITDA	$59.2	$54.5	$228.3	$194.2
EBITDA Margin	9.3%	9.0%	9.1%	8.7%
Adjusted Net Income	$36.3	$32.9	$136.5	$117.0
Adjusted Diluted EPS	$0.89	$0.81	$3.36	$2.91
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

As a result of increased demand for our services and solutions, revenue was $639 million for the quarter and $2.52 billion for the year, up 6% and 13% over the comparable 2019 periods, respectively. In both the quarter and for the full year, revenue growth was driven by a combination of continued organic expansion from recent contract awards and acquisitions.

Operating income was $40.2 million for the quarter and $158.0 million for the year, up 6% and 14% over the comparable 2019 periods, respectively.

EBITDA was $59.2 million for the quarter and $228.3 million for the year, up 9% and 18% over the comparable 2019 periods, respectively. EBITDA margin was 9.3% for the quarter and 9.1% for the year, both showing improvement compared to respective 2019 periods.

Net income was $32.2 million for the quarter and $120.5 million for the year, down 21% and up 6% over the comparable 2019 periods, respectively. Diluted earnings per share ("EPS") was $0.79 for the quarter and $2.97 for the year, down 21% and up 5% over the comparable 2019 periods, respectively. Net income and EPS comparisons for the quarter and the year were hampered by a prior year metric that significantly benefited from the reassessment of research and development tax credits for 2019 and prior years.

Adjusted net income was $36.3 million for the quarter and $136.5 million for the year, up 10% and 17% over the comparable 2019 periods, respectively. Adjusted diluted EPS was $0.89 for the quarter and $3.36 for the year, up 10% and 15% over the comparable 2019 periods, respectively.

Cash Management and Capital Deployment

For the year, cash flow from operations totaled $247 million. Days sales outstanding (DSO) were 56 days, an improvement of 3 days compared to the fourth quarter of 2019.

During the quarter, the Company paid $12.9 million, or $0.32 per share, as part of its regular cash dividend program to its common stockholders of record as of December 4, 2020. As of December 31, 2020, the Company had $41.2 million in cash and cash equivalents and $15 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to pursue acquisitions and issue dividends, while maintaining a strong balance sheet.

The Company has increased the amount of its quarterly cash dividend from $0.32 to $0.38 per share.

The Board of Directors has declared a quarterly dividend of $0.38 to be paid on March 26, 2021 to all common stockholders of record as of March 12, 2021, as part of its regular quarterly cash dividend program. Based on the average of recent trading prices the new annual yield is approximately 1.7%. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $605 million in the quarter, representing a book-to-bill ratio of 0.9. For the year, contract awards totaled $3.7 billion for a book-to-bill ratio of 1.5. In 2020, approximately 45% of the awards were for new business. Book-to-bill ratios for both the quarter and the year reflect a healthy awards environment and ManTech's strong market positioning. Proposal activity remains steady and the Company expects contract awards to continue at a reasonable pace in 2021.

The Company's backlog of business at the end of the year was a record $10.2 billion, including $1.2 billion of funded backlog.

Forward Guidance

The Company expects to achieve revenue, adjusted net income and adjusted diluted earnings per share in 2021 as specified in the table below.

Measure	Fiscal 2021 Guidance
Revenue (billion)	$2.65 - $2.75
Adjusted Net Income* (million)	$142.5 - $147.4
Adjusted Diluted EPS*	$3.48 - $3.60
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, “Our operational agility and our steadfast commitment to the mission continues to result in solid financial outcomes. In 2021, we look to carry forward the strength and momentum of the business in our continuous drive for long-term value creation."

Conference Call

ManTech executive management will hold a conference call on February 17, 2021, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 8986287. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruptions to our business resulting from the COVID-19 pandemic or other similar global health epidemics, pandemics and/or other disease outbreaks; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies or federal budget constraints generally; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; disruptions of our business or damage to our reputation resulting from cyber attacks and other security threats; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement regulations; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 21, 2020, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$41,193	$8,854
Receivables—net	400,621	398,976
Prepaid expenses	26,243	20,030
Taxes receivable—current	21,968	21,996
Other current assets	6,354	4,878
Total Current Assets	496,379	454,734
Goodwill	1,237,894	1,191,259
Other intangible assets—net	202,231	196,778
Property and equipment—net	121,296	85,631
Operating lease right of use assets	94,825	117,728
Employee supplemental savings plan assets	37,848	36,777
Investments	11,549	11,550
Other assets	11,642	13,457
TOTAL ASSETS	$2,213,664	$2,107,914
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$142,360	$138,029
Accrued salaries and related expenses	123,953	97,298
Contract liabilities	37,218	27,620
Operating lease obligations—current	30,105	29,047
Accrued expenses and other current liabilities	15,177	7,987
Total Current Liabilities	348,813	299,981
Deferred income taxes	141,638	131,782
Operating lease obligations—long term	80,242	103,148
Accrued retirement	36,310	35,552
Long term debt	15,000	36,500
Other long-term liabilities	12,249	10,309
TOTAL LIABILITIES	634,252	617,272
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,538,474 and 27,235,860 shares issued at December 31, 2020 and 2019; 27,294,361 and 26,991,747 shares outstanding at December 31, 2020 and 2019	275	272
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,176,695 and 13,187,195 shares issued and outstanding at December 31, 2020 and 2019	132	132
Additional paid-in capital	545,717	525,851
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2020 and 2019	(9,158)	(9,158)
Retained earnings	1,042,676	973,767
Accumulated other comprehensive loss	(230)	(222)
TOTAL STOCKHOLDERS' EQUITY	1,579,412	1,490,642
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,213,664	$2,107,914

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUE	$638,784	$604,413	$2,518,384	$2,222,559
Cost of services	541,027	515,198	2,138,791	1,893,461
General and administrative expenses	57,533	51,121	221,544	190,773
OPERATING INCOME	40,224	38,094	158,049	138,325
Interest expense	(303)	(506)	(1,900)	(2,594)
Interest income	20	49	247	450
Other income (expense), net	52	(33)	1	(83)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	39,993	37,604	156,397	136,098
(Provision) benefit for income taxes	(7,828)	3,017	(35,865)	(22,212)
Equity in earnings (losses) of unconsolidated subsidiaries	(1)	—	(2)	4
NET INCOME	$32,164	$40,621	$120,530	$113,890

BASIC EARNINGS PER SHARE:
Class A common stock	$0.80	$1.01	$2.99	$2.85
Class B common stock	$0.80	$1.01	$2.99	$2.85
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.79	$1.00	$2.97	$2.83
Class B common stock	$0.79	$1.00	$2.97	$2.83

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year ended December 31,
	2020	2019
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$120,530	$113,890
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	70,300	55,879
Noncash lease expense	28,169	27,619
Deferred income taxes	9,856	15,739
Stock-based compensation expense	11,366	7,493
Bad debt expense	5,244	3,000
Contract loss reserve	(372)	(1,481)
(Gain) loss on sale and retirement of property and equipment	(172)	171
Equity in (earnings) losses of unconsolidated subsidiaries	2	(4)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	1,298	24,660
Prepaid expenses	(5,963)	419
Taxes receivable—current	28	(21,996)
Other current assets	(987)	4,060
Employee supplemental savings plan asset	(5,208)	(6,297)
Other long-term assets	(1,827)	97
Accounts payable	(303)	14,707
Accrued salaries and related expenses	24,666	2,796
Contract liabilities	9,149	(589)
Accrued expenses and other current liabilities	9,248	(3,857)
Operating lease obligations	(31,055)	(28,520)
Accrued retirement	758	4,553
Other long-term liabilities	2,010	9,380
Other	507	(313)
Net cash flow from operating activities	247,244	221,406
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(78,815)	(152,851)
Purchases of property and equipment	(71,129)	(54,795)
Investment in capitalized software for internal use	(5,193)	(3,677)
Proceeds from corporate owned life insurance	4,137	21
Proceeds from sale of property and equipment	869	—
Deferred contract costs	—	(3,878)
Proceeds from equity method investment	—	283
Net cash used in investing activities	(150,131)	(214,897)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowings under revolving credit facility	302,500	624,000
Repayments under revolving credit facility	(324,000)	(595,000)
Dividends paid	(51,618)	(43,205)
Proceeds from exercise of stock options	10,249	12,895
Payment consideration to tax authority on employee's behalf	(1,746)	(1,503)
Principal paid on financing leases	(159)	(136)
Net cash used in financing activities	(64,774)	(2,949)
NET CHANGE IN CASH AND CASH EQUIVALENTS	32,339	3,560
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,854	5,294
CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,193	$8,854

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended December 31,		Year Ended December 31,
(In Thousands)	2020	2019	2020	2019
NET INCOME	$32,164	$40,621	$120,530	$113,890
Equity in losses (earnings) of unconsolidated subsidiaries	1	—	2	(4)
Provision (benefit) for income taxes	7,828	(3,017)	35,865	22,212
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$39,993	$37,604	$156,397	$136,098
Other expense (income), net	(52)	33	(1)	83
Interest income	(20)	(49)	(247)	(450)
Interest expense	303	506	1,900	2,594
Depreciation and amortization	19,019	16,409	70,300	55,879
EBITDA	$59,243	$54,503	$228,349	$194,204
EBITDA Margin	9.3%	9.0%	9.1%	8.7%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended December 31,		Year Ended December 31,
(In Thousands Except Per Share Amounts)	2020	2019	2020	2019
NET INCOME	$32,164	$40,621	$120,530	$113,890
Amortization of acquired intangibles	5,093	5,495	20,757	20,139
Research and development tax credit	—	(11,941)	—	(11,941)
Adjustments for tax effect	(998)	(1,302)	(4,753)	(5,055)
ADJUSTED NET INCOME	$36,259	$32,873	$136,534	$117,033

ADJUSTED DILUTED EPS
Class A common stock	$0.89	$0.81	$3.36	$2.91
Class B common stock	$0.89	$0.81	$3.36	$2.91
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com